UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2006

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 17, 2006, IDT Corporation, a Delaware corporation (the “Registrant”), and Net2Phone, Inc., a Delaware corporation and majority-owned subsidiary of the Registrant (“Net2Phone”), issued a joint press release, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference, announcing that the Registrant, NTOP Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Registrant (“NTOP Acquisition”), and Net2Phone had entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 17, 2006. Pursuant to the terms and conditions of the Merger Agreement, following approval by Net2Phone’s stockholders, each of the Registrant, NTOP Acquisition and Net2Phone shall cause a Certificate of Merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware, at which time (or at such later time as may be agreed to by the parties and specified in the Certificate of Merger) (the “Effective Time”), NTOP Acquisition shall merge with and into Net2Phone (the “Merger”). At the Effective Time, the separate corporate existence of NTOP Acquisition shall cease, and Net2Phone shall continue as the surviving corporation (the “Surviving Corporation”).

At the Effective Time, each share of common stock, par value $0.01 per share (“Common Stock”), and Class A common stock, par value $0.01 per share (“Class A Common Stock”), of Net2Phone that is held in treasury by Net2Phone or by any wholly-owned subsidiary of Net2Phone or that is owned by the Registrant, NTOP Acquisition or any wholly-owned subsidiary of the Registrant shall be canceled and no consideration shall be delivered in exchange therefor. Each option outstanding at the Effective Time to purchase shares of Common Stock granted under Net2Phone’s Amended and Restated 1999 Stock Option and Incentive Plan (the “Option Plan”), or any other stock plan or agreement of Net2Phone immediately prior to the Effective Time shall, if unvested, become fully vested, and shall be converted into the right to receive an amount per share in cash equal to the difference, if any, between the Merger Consideration (as defined below) and the exercise price per share of such option. Each share of Common Stock issued pursuant to a restricted stock award under the Option Plan shall entitle the holder thereof to receive an amount in cash equal to the Merger Consideration. All other shares of Common Stock or Class A Common Stock issued and outstanding immediately prior to the Effective Time (except for those held by holders who have properly exercised appraisal rights with respect thereto in accordance with the provisions of Delaware law) shall be converted into the right to receive from the Surviving Corporation $2.05 per share in cash, without interest (the “Merger Consideration”).

Upon consummation of the Merger, the certificate of incorporation and bylaws of NTOP Acquisition shall be the certificate of incorporation and bylaws, respectively, of the Surviving Corporation, the directors of NTOP Acquisition shall be the directors of the Surviving Corporation, and the officers of Net2Phone shall be the officers of the Surviving Corporation.

Pursuant to the terms and conditions of the Merger Agreement, Net2Phone shall:

•	conduct a consent solicitation to obtain the consent of the holders of its outstanding voting shares of Common Stock and Class A Common Stock to the Merger Agreement and the Merger and shall use its commercially reasonable best efforts to obtain stockholder consent for the Merger Agreement and the Merger;

•	recommend to its stockholders, through its Board of Directors and the committee of independent directors of Net2Phone, that such stockholders consent to the Merger Agreement and the Merger; and

•	use its commercially reasonable best efforts to obtain the necessary consent of its stockholders for the Merger Agreement and the Merger.

The Registrant has agreed to vote all shares of Net2Phone common stock and Class A common stock over which it exercises voting control in favor of the Merger Agreement and the transactions contemplated thereby.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this report and is incorporated herein by reference.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 17, 2006, by and among IDT Corporation, NTOP Acquisition, Inc. and Net2Phone, Inc.

99.1	Joint Press Release issued by IDT Corporation and Net2Phone, Inc., dated February 17, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ IRA A. GREENSTEIN
Name:	Ira A. Greenstein
Title:	President

Dated: February 21, 2006

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 17, 2006, by and among IDT Corporation, NTOP Acquisition, Inc. and Net2Phone, Inc.

99.1	Joint Press Release issued by IDT Corporation and Net2Phone, Inc., dated February 17, 2006.